UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 1, 2018

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 1, 2018, Resonant Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Park City Capital Offshore Master, Ltd., Park City Capital, LLC, and Michael J. Fox (collectively, “Park City Capital”) to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). The Settlement Agreement provides, among other things:

•                  The Company has agreed to nominate new directors Brett Conrad, Alan Howe, Jack Jacobs, and Josh Jacobs, along with incumbent directors George Holmes, John Major, Janet Cooper, Jean Rankin and Michael Fox, for election to the Board at the 2018 Annual Meeting.  Robert Hammond, Thomas Joseph and Richard Kornfeld will not be nominated by the Company for re-election to the Board at the 2018 Annual Meeting.

•                  Park City Capital has agreed to withdraw its notice of nominees to be elected to the Board at the 2018 Annual Meeting and to immediately cease all efforts related to its own proxy solicitation.  In addition, Park City Capital has agreed to appear in person or by proxy at the 2018 Annual Meeting and vote all of the shares of Common Stock of the Company beneficially owned by Park City Capital for all of the directors nominated by the Company for election.

•                  The Company has agreed to appoint at least one of Michael Fox or Alan Howe to serve on each of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, to serve until the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”), subject to their eligibility to serve in such capacity pursuant to applicable law and the rules of the Nasdaq Stock Market.

•                  Park City Capital has agreed to observe normal and customary standstill provisions during the period beginning on the date of the Settlement Agreement until (i) the date that is thirty days prior to the date of the nomination deadline under the Company’s Amended and Restated Bylaws (the “Nomination Deadline”) for directors in connection with the 2019 Annual Meeting or (ii) if the slate of directors to be nominated by the Company for election at the 2019 Annual Meeting includes three directors designated by Park City Capital (without any obligation to so designate), the date that is thirty days prior to the Nomination Deadline for directors in connection with the Company’s 2020 annual meeting of stockholders.  The standstill provisions provide, among other things, that Park City Capital will not engage in any solicitation of proxies or consents or become a participant in a solicitation of proxies or consents with respect to securities of the Company.

•                  The Company has agreed to reimburse Park City Capital for legal, proxy advisory and other fees and expenses incurred in connection with, relating to or resulting from Park City Capital’s proxy contest, in the aggregate amount of $75,000.

The foregoing summary of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On April 2, 2018, the Company issued a press release relating to the Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

10.1	Settlement Agreement, dated April 1, 2018, among Resonant Inc., Park City Capital Offshore Master, Ltd., Park City Capital, LLC, and Michael J. Fox.

99.1	Press Release issued by Resonant, Inc. dated April 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	Resonant Inc.

	By:	/s/ Jeff Killian
Jeff Killian
Chief Financial Officer